Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Completes $90 Million Commercial Bank Financing and Fully Redeems Remaining Series A Preferred Stock

Fifth Third Bank, National Association joins as lender with Capital One, National Association, as agent and lender, to provide capital at LIBOR + 1.75% - 2.50%; results in $24 million finance cost savings for the first year of the new credit facility

LAS VEGAS, July 21, 2021 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced it has closed on the previously announced $90 million five-year senior secured credit facility (the “Credit Facility”) with approximately $88 million of the borrowings used for the redemption of the remaining Series A Preferred stock and the remainder of the borrowings for related transaction costs and other general corporate purposes. Loan funding and redemption of the Series A Preferred stock were completed on July 20, 2021.

Fifth Third Bank Joins as Lender
The previously announced credit agreement entered into with Capital One, National Association on July 2, 2021, for a total of $90 million was amended on July 20, 2021, to, among other things, add Fifth Third Bank, National Association as a lender providing $30 million, with Capital One as a lender providing the remaining $60 million of the $90 million Credit Facility. Both Capital One and Fifth Third Bank are top 15 U.S. banks as measured by total assets.

“We are pleased to partner alongside Capital One to support Rimini Street’s new financing package and build a relationship with a leading technology services provider,” said Glen Mastey, managing director, Fifth Third Bank Technology, Media and Telecom Banking.

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Key Financing Terms
Loans made under the five-year Credit Facility will bear interest at LIBOR plus a margin ranging from 1.75% to 2.50%. The margin for the Credit Facility is subject to leverage-based step downs. The Credit Facility contains certain financial covenants, including maintenance of a minimum fixed charge coverage ratio, a total leverage ratio below a threshold and a minimum liquidity of $20 million in U.S. cash. Annual minimum principal amortization payments across the five-year term will be 5%, 5%, 7.5%, 7.5%, 10%, with the remaining balance due at the end of the term. The loans under the Credit Facility contain affirmative and negative covenants customary for transactions of this type and there is no prepayment premium during the term of the loan.

For more information on the terms of the Credit Facility as amended, please see the Company’s Current Report on SEC Form 8-K, filed July 21, 2021.

Transaction Benefits
When combining the financial impacts of this completed $90 million bank loan financing, the March 2021 Common stock offering, the previous Series A Preferred stock buybacks totaling $75 million completed from October 2020 – April 2021 and the buyback of the remaining Series A Preferred stock of approximately $88 million, the Company expects a first year savings under the new Credit Facility of approximately $24 million. The Company paid approximately $27 million in financing costs in 2020 and expects to reduce the annualized first-year costs under the new financing to approximately $3 million.

The combination of cash savings and a reduction in fully diluted shares of Common stock outstanding should yield a meaningful increase in earnings per share.

“We are pleased to close this transaction and have Fifth Third Bank join Capital One as a lender in this new financing,” said Seth A. Ravin, CEO and chairman of the board. “The full redemption of the remaining Series A Preferred stock using this new $90 million commercial bank financing achieves our long-stated goals of obtaining competitive market rates for capital,

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reducing financing costs and dividend obligations and providing operational flexibility that supports accelerating growth and capital return options.”

Transaction Advisors and Lenders
Cowen served as exclusive financial advisor, Capital One acted as sole lead arranger, bookrunner, agent and lender, Fifth Third Bank acted as lender, Baker McKenzie LLP acted as legal counsel to Rimini Street, Paul Hastings LLP acted as legal counsel to Capital One, National Association, and Stradling Yocca Carlson & Rauth LLP acted as legal counsel to Fifth Third Bank, National Association.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,000 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

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Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the impact of the credit ’agreement’s ongoing financial covenants and operational covenants on our business, the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our new credit agreement; our ability to maintain an effective system of internal control over financial reporting, and our ability to remediate identified material weaknesses in our internal controls, including in relation to the accounting treatment of our warrants; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 10, 2021, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not

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be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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